Exhibit 10.48

Extension No. 3 TO CONVERTIBLE PROMISSORY NOTE

This Extension No. 3 (this “Extension”) to the Convertible Promissory Note, issued July 29, 2020 (the “Issuance Date”), as amended, in the principal amount of $75,000, is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and GHS Investments LLC, a Nevada limited liability company (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Extension will have the meaning set forth in the Convertible Promissory Note issued July 29, 2020, as amended, issued to the Holder by the Borrower (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on July 29, 2020, the Borrower issued to the Holder the Note in the principal amount of $75,000 (the “Principal Amount”);

WHEREAS, on April 29, 2021, the Borrower and the Holder entered into Extension No. 1 to the Convertible Promissory Note extending the maturity date to October 29, 2021;

WHEREAS, on November 4, 2021, the Borrower and the Holder entered into Extension No. 2 to the Convertible Promissory Note extending the maturity date to April 29, 2022 (the “Maturity Date”);

WHEREAS, the Parties wish to amend the Note to extend the Maturity Date to April 29, 2023.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                   Extended Maturity Date. Pursuant to 4.3 of the Note, the definition of “Maturity Date” in the Note shall be April 29, 2023.

2.                   Waiver of Prior Defaults. Upon entering into this Extension, the Holder hereby waives all Events of Default, known or unknown to the Holder, by Borrower prior to the Effective Date.

3.                   No Other Changes. Except as extended hereby, the Note will continue to be, and will remain, in full force and effect. Except as provided herein, this Extension will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4.                   Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Extension. This Extension will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

5.                   Governing Law and Venue. This Extension and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

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6.                   Incorporation by Reference. The terms of the Note, except as amended by this Extension, are incorporated herein by reference and will form a part of this Extension as if set forth herein in their entirety.

7.                   Counterparts; Facsimile Execution. This Extension may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Extension by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Extension.

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IN WITNESS WHEREOF, each of the undersigned has executed this Extension the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.

Date: April 29, 2022	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:

Date: April 29, 2022	By	/s/ Sarfraz Hajee
Sarfraz Hajee, Member

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EXHIBIT A

Convertible Promissory Note issued July 29, 2020

[See Attached]

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